ITEM 77Q1: Exhibits

(e)(1) Amended and Restated Management Agreement, dated August 2, 2005, between ING Variable Insurance Trust and ING Investments, LLC regarding ING GET U.S. Core Portfolio, Series 1 through 12 and ING GET U.S. Opportunity Portfolio, Series 1 and 2 - filed as an exhibit to Post-Effective Amendment No. 21 to the Registrant's Registration Statement filed on Form N-1A on August 29, 2005 and incorporated herein by reference.

(e)(2) Sub-Advisory Agreement, dated August 2, 2005, between ING Investments, LLC and ING Investment Management Advisors B.V. regarding ING VP Global Equity Dividend Portfolio - filed as an exhibit to Post-Effective Amendment No. 21 to the Registrant's Registration Statement filed on Form N-1A on August 29, 2005 and incorporated herein by reference.